Exhibit 99.1


  Gabelli Reports Third Quarter Earnings of $0.43 vs. $0.41 Per Diluted Share; Operating Income Rises 13.1% to $22.0 Million from $19.4 Million Last Year;
               Earnings Per Share Impacted by Lower Other Income

    RYE, N.Y.--(BUSINESS WIRE)--Oct. 22, 2004--Gabelli Asset Management Inc. (NYSE: GBL) reported revenues of $57.2 million for the third quarter ended September 30, 2004, up 10.4% from the $51.8 million generated in the comparable year earlier period. Operating income increased 13.1% to $22.0 million from $19.4 million reported in last year's third quarter, principally due to higher revenues and lower variable expenses as a percent of revenues. Our operating margin rose to 38.4% in the 2004 quarter versus 37.4% in the prior year's quarter.
    Net income for the quarter was $13.0 million or $0.43 per diluted share versus $12.3 million or $0.41 per diluted share in the prior year's quarter. Our earnings per share, despite improved operating results, were impacted by lower other income causing a negative swing of $1.7 million on a pre-tax basis (approximately $0.03 per diluted share).
    For the nine months ended September 30, 2004, revenues increased 24.1% to $181.0 million, from the prior year's $145.8 million. Operating income surged 37.4% to $71.7 million from $52.1 million in the first nine months of 2003 reflecting both higher revenues as well as the effect of lower variable compensation costs as a percent of revenues. Net income for the first nine months of 2004 was $43.0 million or $1.41 per diluted share versus $33.2 million or $1.10 per diluted share in the comparable 2003 period.

    Financial Results

    Assets under management (AUM) were $27.2 billion on September 30, 2004, up 17.4% from third quarter end 2003 assets, but below the record $28.2 billion in AUM on June 30, 2004. Average AUM were $27.2 billion in the quarter, up 22.8% from average total assets of $22.2 billion in the third quarter of 2003. Average total AUM were $27.8 billion in the first nine months, up 29.9% from average total assets of $21.4 billion in the prior year period.
    GAMCO, the institutional and high net worth segment of our business, had AUM of $13.2 billion on September 30, 2004, up 16.6% from the $11.3 billion on September 30, 2003 but 3.3% below the $13.6 billion on June 30, 2004. AUM in our equity mutual funds were $11.3 billion at quarter end, 24.6% ahead of the $9.0 billion at the end of the third quarter 2003 but 3.1% under the $11.6 billion on June 30, 2004. Fixed income assets totaled $1.87 billion on September 30, 2004, down 14.1% from the prior year's quarter end assets of $2.17 billion and 2.6% lower than assets of $1.92 billion on June 30, 2004. Our alternative investment assets were $934 million, up 36.0% from third quarter end 2003 assets of $687 million but 12.0% below the record assets of $1.06 billion on June 30, 2004.
    Investment advisory fees totaled $49.7 million during the third quarter 2004, an increase of 12.4% from the third quarter of 2003. For the first nine months of 2004, investment advisory fees were $154.9 million, up 24.5% from the prior year period. The growth in investment advisory fees was driven by higher assets under management in our institutional and high net worth separately managed equity accounts, open-end equity mutual funds and closed-end funds. Advisory fees from alternative investments had a clawback in incentive fees during the third quarter 2004 which led to a negative swing in revenues totaling $2 million or approximately $0.02 per share on a year-to-year basis.
    Commission revenues for our institutional research affiliate, Gabelli & Company, Inc. were $3.0 million during the third quarter of 2004 down from $3.3 million in the prior year's quarter but were up 32.8% to $11.3 million for the first nine months of 2004 as compared to $8.5 million in the 2003 period. Distribution fees were $4.6 million in the third quarter 2004 versus $4.3 million in the 2003 quarter and rose to $14.7 million during the first nine months of 2004 from $12.8 million in the comparable 2003 period. The increase in fees is traceable to higher average assets under management in open-end equity mutual funds in the 2004 periods as compared to the prior year.
    Variable compensation costs, as a percent of revenues, decreased to 30.0% in the third quarter 2004 versus 31.3% in the 2003 quarter and 29.6% versus 31.8% for the nine month period. This decrease is traceable to a shift in revenue mix from alternative investments to separately managed accounts and lower overall variable compensation costs related to separately managed accounts compared to the prior year's periods. Other variable operating expenses, as a percent of revenues, fell to 10.7% in the 2004 quarter versus 11.7% in the third quarter of 2003 and to 10.9% for the first nine months of 2004 versus 11.8% in the comparable prior year period. Other variable operating expenses included distribution costs of $1.0 million in the third quarter 2004 and $3.3 million during the first nine months of 2004 which were due to the initial inclusion of our two new closed-end funds, The Gabelli Dividend & Income Trust ("GDV") in November 2003 and The Gabelli Global Utility & Income Trust ("GLU") in May 2004.
    Expenses not directly tied to revenues increased to $9.7 million in the third quarter 2004, up 22.5% from $7.9 million in the prior year's quarter and up 18.1% to $28.4 million for the nine months of 2004 from $24.1 million in the comparable prior year period. The increases from the comparable periods include costs related to the expensing of stock options, higher insurance expenses, compliance with Sarbanes-Oxley as well as other regulatory and corporate governance initiatives.
    For the third quarter, we experienced a loss of $1.4 million from our investments and net interest expense versus a net benefit of $0.3 million in the 2003 quarter. The net return from our corporate investment portfolio declined to $2.6 million in the 2004 third quarter from $4.5 million in the prior year's quarter. For the first nine months of 2004, investment income totaled $8.5 million versus $12.3 million in the comparable 2003 period. In future periods, our highly liquid investment portfolio will be influenced by changes in short-term interest rates as a one hundred basis point increase in rates adds approximately $7 million to our other income on an annual basis. Interest expense fell 3.8% during the 2004 quarter to $4.0 million compared to $4.2 million in the prior year's quarter but increased 12.1% to $12.1 million for the nine month period, mostly due to the May 2003 issuance of $100 million of 5.5% senior notes, and offset in part by a one percentage point decrease in the interest rate on our convertible note from 6% to 5% in August 2003.
    Management fee expense was $2.3 million for the quarter and $7.6 million for the nine months of 2004 versus $2.2 million and $6.0 million, respectively for the comparable 2003 periods.
    The effective tax rate for the third quarter and nine months was 36.4% versus 37.6% in comparable periods in 2003, as we adjusted the tax rate in 2004 to reflect our estimate of the current year-end tax liability.
    On September 30, 2004 we had 29,557,853 shares outstanding, which is approximately 2% lower than our shares outstanding of 30,080,856 at the end of the third quarter 2003 and approximately 1% below shares outstanding of 29,822,853 on June 30, 2004.

    Investment and Business Highlights

    -- Gabelli Asset Management Inc. announced several organizational changes to strengthen and broaden our management team:

        - Douglas R. Jamieson, a 23-year veteran executive, was named to the new position of President and Chief Operating Officer, where he will oversee all of the company's business units and work closely with its mutual funds, administration operation and securities trading.

        - Henry G. Van der Eb, CFA was named as Senior Vice President and will serve as a Senior Advisor to management in all aspects of the firm's business. Mr. Van der Eb has over 30 years of registered investment advisor industry experience including regulatory, legal, compliance, operations, public relations, personnel and acquisitions.

        - Michael R. Anastasio, Jr., CPA, was named Chief Financial Officer. Mr. Anastasio has served as the Chief Accounting
        Officer since September 2003 and was previously the CFO of the Alternative Investment Group at Gabelli.

        - Christopher C. Desmarais, Senior Vice President of GAMCO, has been named the company's Director of Institutional Marketing. Mr. Desmarais, has been the Director of GAMCO's Socially Responsive Investments (SRI) since March 2003 -- where assets have grown to over half a billion dollars. His responsibilities will include marketing the firm's separate account products directly to Consultants, Corporate Plan Sponsors, Taft Hartley Plans, Foundations and Endowments.

    -- Gabelli & Company, Inc. hosted its 10th Annual Aircraft Supplier Conference in September, at which portfolio managers and securities analysts met with senior management from public companies in the aerospace and defense industries. Precision Castparts, Honeywell, Airbus, and L-3 Communications were among the 17 companies that shared with our clients their thoughts on the industry, competition, regulatory issues and the challenges and opportunities in their businesses.

    Subsequent to the end of the quarter:

    -- The Delaware Chancery Court decided in favor of GAMCO clients in the Carter Wallace appraisal action. Over five hundred clients received nearly 45% over the merger price offered in September 2001. We are pleased with the outcome. We undertook this lengthy and time consuming process to underscore our willingness to fight for clients, as well as underscore our conviction in our unique "private market value research with a catalyst."

    -- In early October, The Gabelli Dividend & Income Trust (NYSE:GDV) completed an offering of three series of Preferred Shares valued at a total of $300 million. The issuance was comprised of $80 million of 5.875% Series A Cumulative Preferred Shares, $100 million of Series B Auction Market Preferred Shares and $120 million of Series C Auction Market Preferred Shares. Merrill Lynch & Co., Citigroup, A.G. Edwards and Gabelli & Company, Inc. served as underwriters for the offering.

    -- Our revenues will be impacted in the fourth quarter as a sub-advisory client will transfer out the management of one of its three portfolios. We were retained to manage this account four years ago. The sponsor was then taken over by a larger entity.

    -- In November, Gabelli & Company, Inc. will host its 28th Annual Automotive Aftermarket Symposium in Las Vegas. Over 25 automotive suppliers, retailers, and dealers will present their investment theses to the firm's institutional clients at this interactive symposium. Presenting companies will include Genuine Parts, Dana Corp., and Midas Inc. and all will address various strategies to take advantage of the aging of the car fleet.

    Shareholder Initiatives

    In our first quarter report we shared with you that our firm is overcapitalized. We would like to return part of our earnings to shareholders in the absence of strategic transactions. The Board of Directors has authorized a special dividend of $1.00 per share to be paid November 30, 2004 to all shareholders of record on November 15, 2004. The Board also established and declared a quarterly dividend of $0.02 per share. Management will ask the Board of Directors to consider another special dividend at our upcoming meeting in November.
    During the third quarter of 2004, we bought back 287,900 shares at an average investment of $40.46 per share. Our stock buyback program was initiated in March 1999. Since that time, 1,750,076 Class A shares have been repurchased through September 30, 2004 at an average price of $30.30 per share, including 572,727 shares during the first nine months of 2004. The Board of Directors authorized the repurchase of an additional $25 million of our Class A common stock during the third quarter and announced another increase to the buyback program of 1 million shares of Class A common stock during October 2004. This brings the total shares available to be repurchased under the program to approximately 1.5 million.
    The Board of Directors also authorized the repurchase of additional shares of our mandatory convertible securities bringing the total authorization up to $25 million. During the quarter, we repurchased 22,500 shares of our mandatory convertible securities bringing the total shares repurchased since May 2002 to 307,700 at a total outlay of $6.9 million. On September 30, 2004 there were 3,292,300 shares of mandatory convertible securities outstanding and there remains $25 million authorized for repurchase under our program. The mandatory convertible securities will be remarketed to new holders in November 2004 and current mandatory convertible shareholders will convert their holdings to our Class A Common Stock in February 2005.

    Financial Strength and Flexibility

    We ended the quarter with roughly $701 million in cash, marketable securities and investments. This includes approximately $73 million of investments in The Gabelli Dividend & Income Trust, The Gabelli Global Utility & Income Trust, Gabelli mutual funds and other investments classified as available for sale securities. Our debt of $282.3 million consists of a $100 million 5% convertible note, $100 million of 5.5% senior notes, and $82.3 million of mandatory convertible securities. Expressed another way, we had $14.18 per share of net cash, marketable securities and investments on September 30, 2004.
    As further background, our mandatory convertible securities consist of (a) a purchase contract under which holders will purchase shares of our Class A common stock and (b) notes due February 17, 2007. The purchase contract obligates current holders to purchase, on February 17, 2005, newly issued shares of our Class A common stock. The notes that currently bear interest at 6% will be remarketed and the interest rate reset in November 2004. The total number of shares to be issued will be approximately 1.8 million if the market price of GBL is $46.50 or greater, approximately 2.1 million if the market price of GBL is $39.40 or less, and within this range if the market price of GBL is between $39.40 and $46.50. Following a successful remarketing and the satisfaction of the purchase contract in February 2005, we will have approximately $82 million of notes due in February 2007 based on the current amount of mandatory convertible securities outstanding. Also, the newly issued Class A shares will be included in our calculation of earnings per share. Assuming no further stock repurchases and further assuming that the maximum number of shares (approximately 2.1 million) are issued, the impact of the share issuance will be a reduction of approximately 6% on a per share basis.
    On our $100 million 5% Convertible Note purchased by Cascade Investment LLC in August 2001, the exercise date of the put option was extended to April 1, 2005.
    Stockholders' equity, on a GAAP basis, was $396.1 million or $13.40 per share on September 30, 2004 compared with $378.3 million or $12.59 per share on December 31, 2003 and $360.6 million or $11.99 per share on September 30, 2003.


NOTES ON NON-GAAP FINANCIAL MEASURES

A. Cash and investments as adjusted have been computed as follows:
   (in millions)


                                            12/31/03  9/30/03  9/30/04
                                             -------------------------
Cash and cash equivalents                    $386.5   $425.8   $337.8
Investments (marketable securities)           228.0    225.5    267.9
                                             -------------------------
Total cash and investments (marketable
 securities)                                  614.5    651.3    605.7
Net amounts receivable/(payable) to brokers    (4.5)    (4.5)    22.6
                                             -------------------------
Adjusted cash and investments (marketable
 securities)                                  610.0    646.8    628.3
Investments (available for sale)               67.4     17.5     73.1
                                             -------------------------
Total adjusted cash and investments          $677.4   $664.3   $701.4
                                             =========================

   We believe cash and investments as adjusted is a more useful measure of the company's liquidity for analytical purposes.
   Net amounts receivable/(payable) to brokers reflects cash and cash equivalents held with brokers and cash payable for securities purchased and recorded on a trade date basis for which settlement occurs subsequent to period end.
B. Operating income before management fee expense is used by management for purposes of evaluating its business operations. We believe this measure is useful in illustrating the operating results of the Company as management fee expense is based on pre-tax income and includes non-operating items including investment gains and losses from the company's proprietary investment portfolio and interest expense. The reconciliation of operating income before management fee to operating income is provided in Table IV.

    SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

    Our disclosure and analysis in this press release contain some forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements because they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning. They also appear in any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance of our products, expenses, the outcome of any legal proceedings, and financial results. Although we believe that we are basing our expectations and beliefs on reasonable assumptions within the bounds of what we currently know about our business and operations, there can be no assurance that our actual results will not differ materially from what we expect or believe. Some of the factors that could cause our actual results to differ from our expectations or beliefs include, without limitation: the adverse effect from a decline in the securities markets; a decline in the performance of our products; a general downturn in the economy; changes in government policy or regulation; changes in our ability to attract or retain key employees; and unforeseen costs and other effects related to legal proceedings or investigations of governmental and self-regulatory organizations. We also direct your attention to any more specific discussions of risk contained in our Form 10-K and other public filings. We are providing these statements as permitted by the Private Litigation Reform Act of 1995. We do not undertake to update publicly any forward-looking statements if we subsequently learn that we are unlikely to achieve our expectations or if we receive any additional information relating to the subject matters of our forward-looking statements.


Assets Under Management

   The company reported assets under management as follows:
Table I:
                                             Assets Under Management
                                                   (in millions)
                                            --------------------------
                                               September 30     % Inc.
                                              2003      2004    (Dec.)
                                            --------------------------
Mutual Funds:
   Open End                                   $7,280   $7,534     3.5%
   Closed End                                  1,761    3,727   111.6
   Fixed Income                                1,783    1,524   (14.5)
                                            ------------------
Total Mutual Funds                            10,824   12,785    18.1
                                            ------------------
Institutional & High Net Worth Separate
 Accounts:
   Equities                                   11,304   13,185    16.6
   Fixed Income                                  391      344   (12.0)
                                            ------------------
Total Institutional & High Net Worth
 Separate Accounts                            11,695   13,529    15.7
                                            ------------------
Alternative Investments                          687      934    36.0
                                            ------------------
Total Assets Under Management                $23,206  $27,248    17.4
                                            ==================

Table II: Fund Flows - 3rd Quarter 2004 (in millions)

                                                 Market
                         June 30,  Net Cash  Appreciation/  September
                           2004     Flows   (Depreciation)   30, 2004
                          -------- --------- --------------- ---------
Mutual Funds:
    Equities               11,616      (197)         (158)     11,261
    Fixed Income            1,563       (43)            4       1,524
                          -------- --------- --------------- ---------
Total Mutual Funds         13,179      (240)         (154)     12,785
                          -------- --------- --------------- ---------
Institutional & HNW
 Separate Accounts
    Equities               13,628      (139)         (304)     13,185
    Fixed Income              354       (15)            5         344
                          -------- --------- --------------- ---------
Total Institutional & HNW
 Separate Accounts         13,982      (154)         (299)     13,529
                          -------- --------- --------------- ---------

Alternative Investments     1,061      (118)           (9)        934
                          -------- --------- --------------- ---------
Total Assets Under
 Management               $28,222      (512)         (462)    $27,248
                          ======== ========= =============== =========

                                 Assets Under Management (in millions)
                         ---------------------------------------------
Table III:
                                 9/03   12/03    3/04    6/04    9/04
                              ----------------------------------------
Mutual Funds
   Open end                    $7,280  $8,088  $8,106  $7,852  $7,534
   Closed end                   1,761   3,530   3,739   3,764   3,727
   Fixed income                 1,783   1,714   1,717   1,563   1,524
                              ----------------------------------------
Total Mutual Funds             10,824  13,332  13,562  13,179  12,785
                              ----------------------------------------
Institutional & HNW Separate
 Accounts:
   Equities                    11,304  13,031  13,383  13,628  13,185
   Fixed Income                   391     504     369     354     344
                              ----------------------------------------
Total Institutional & HNW
 Separate Accounts             11,695  13,535  13,752  13,982  13,529
                              ----------------------------------------
Alternative Investments           687     692     901   1,061     934
                              ----------------------------------------
Total Assets Under Management $23,206 $27,559 $28,215 $28,222 $27,248
                              ========================================

Table III:
                                                 % Increase/(decrease)
                                                     6/04        9/03
                                                ----------------------
Mutual Funds
   Open end                                           (4.0%)      3.5%
   Closed end                                         (1.0)     111.6
   Fixed income                                       (2.5)     (14.5)
Total Mutual Funds                                    (3.0)      18.1
Institutional & HNW Separate Accounts:
   Equities                                           (3.3)      16.6
   Fixed Income                                       (2.8)     (12.0)
Total Institutional & HNW Separate
 Accounts                                             (3.2)      15.7
Alternative Investments                              (12.0)      36.0
Total Assets Under Management                         (3.5)      17.4

Table IV

                     GABELLI ASSET MANAGEMENT INC.
         UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF INCOME
             (Dollars in thousands, except per share data)

                       For the Three Months      For the Nine Months
                               Ended                    Ended
                           September 30,            September 30,
                      ------------------------------------------------
                                     % Inc.                    % Inc.
                        2003    2004 (Dec.)     2003     2004   (Dec.)
                      ------------------------------------------------

Revenues             $51,823 $57,237  10.4% $145,832 $180,980    24.1%
Expenses              30,227  33,002    9.2   87,725  101,760    16.0
                      ----------------       ------------------

Operating income
 before management    21,596  24,235   12.2   58,107   79,220    36.3
 fee
Investment income      4,508   2,620  (41.9)  12,277    8,459   (31.1)
Interest expense      (4,174) (4,014)  (3.8) (10,790) (12,095)   12.1
                      ----------------       ------------------
Other income
 (expense), net          334  (1,394)(517.4)   1,487   (3,636) (344.5)
                      ----------------       ------------------

Income before
 management fee,
 income taxes and
   minority interest  21,930  22,841    4.2   59,594   75,584    26.8
   Management fee      2,193   2,284           5,959    7,558
                      ----------------       ------------------
Income before income
 taxes and minority
 interest             19,737  20,557          53,635   68,026
   Income taxes        7,298   7,483          20,044   24,768
   Minority interest     137      43             405      238
                      ----------------       ------------------
Net income           $12,302 $13,031    5.9  $33,186  $43,020    29.6
                      ================       ==================

Net income per share:
Basic                  $0.41   $0.44    7.3    $1.11    $1.44    29.7
                      ================       ==================

Diluted                $0.41   $0.43    4.9    $1.10    $1.41    28.2
                      ================       ==================

Weighted average
 shares outstanding:
 Basic                30,061  29,707   (1.2)  30,002   29,886    (0.4)
                      ================       ==================

 Diluted              32,170  31,820   (1.1)  30,134   32,011     6.2
                      ================       ==================

Reconciliation of Non-
 GAAP Financial
 Measures
  to GAAP:
Operating income
 before management   $21,596 $24,235   12.2  $58,107  $79,220    36.3
 fee
Deduct:  management
 fee                   2,193   2,284           5,959    7,558
                      ----------------       ------------------
Operating income     $19,403 $21,951   13.1  $52,148  $71,662    37.4
                      ----------------       ------------------
Operating margin
 before management fee  41.7%   42.3%           39.8%    43.8%
                      ----------------       ------------------
Operating margin after
 management fee         37.4%   38.4%            35.8%   39.6%
                      ----------------       ------------------
Table V

                     GABELLI ASSET MANAGEMENT INC.
    UNAUDITED QUARTERLY CONSOLIDATED CONDENSED STATEMENTS OF INCOME
             (Dollars in thousands, except per share data)

                                         2003
                        ----------------------------------------------
                               1st     2nd     3rd     4th
                             Quarter Quarter Quarter Quarter   Total
                             -----------------------------------------
Income Statement Data:

Revenues                    $46,053 $47,956 $51,823 $61,605 $207,437

Expenses                     28,044  29,454  30,227  35,996  123,721
                            -----------------------------------------

Operating income before
   management fee            18,009  18,502  21,596  25,609   83,716


Investment income             1,690   6,079   4,508   8,863   21,140
Interest expense             (3,011) (3,605) (4,174) (4,048) (14,838)
                            -----------------------------------------
Other income (expense),
 net                         (1,321)  2,474     334   4,815    6,302
                            -----------------------------------------
Income before
   management fee,
   income taxes and
   minority interest         16,688  20,976  21,930  30,424   90,018

Management fee                1,669   2,097   2,193   3,043    9,002
                            -----------------------------------------
Income before income
   taxes and  minority
    interest                 15,019  18,879  19,737  27,381   81,016

Income taxes                  5,647   7,099   7,298  10,295   30,339
Minority interest                45     223     137     428      833
                            -----------------------------------------

Net income                   $9,327 $11,557 $12,302 $16,658  $49,844
                            =========================================

Net income per share:
    Basic                     $0.31   $0.38   $0.41   $0.55    $1.66
                            =========================================

    Diluted                   $0.31   $0.38   $0.41   $0.54    $1.65
                            =========================================

Weighted average shares
 outstanding:
    Basic                    29,918  30,025  30,061  30,065   30,018
                            =========================================

    Diluted                  30,031  30,139  32,170  32,155   32,081
                            =========================================

Reconciliation of Non-GAAP
  Financial Measures to GAAP:
Operating income before
   management fee           $18,009 $18,502 $21,596 $25,609  $83,716
Deduct:  management fee       1,669   2,097   2,193   3,043    9,002
                            -----------------------------------------
Operating income            $16,340 $16,405 $19,403 $22,566  $74,714
                            -----------------------------------------
Operating margin before
   management fee              39.1%   38.6%   41.7%   41.6%    40.4%
                            -----------------------------------------
Operating margin after
   Management fee              35.5%   34.2%   37.4%   36.6%    36.0%
                            -----------------------------------------


                                                     2004
                                   -----------------------------------
                                       1st     2nd     3rd
                                     Quarter Quarter Quarter   Total
                                     ---------------------------------
Income Statement Data:

Revenues                             $63,539 $60,204 $57,237 $180,980

Expenses                              35,426  33,332  33,002  101,760
                                     ---------------------------------

Operating income before
   management fee                     28,113  26,872  24,235   79,220


Investment income                      4,290   1,549   2,620    8,459
Interest expense                      (4,046) (4,035) (4,014) (12,095)
                                     ---------------------------------
Other income (expense), net              244  (2,486) (1,394)  (3,636)
                                     ---------------------------------
Income before
   management fee,
   income taxes and
   minority interest                  28,357  24,386  22,841   75,584

Management fee                         2,836   2,438   2,284    7,558
                                     ---------------------------------
Income before income
   taxes and  minority interest       25,521  21,948  20,557   68,026

Income taxes                           9,296   7,989   7,483   24,768
Minority interest                        154      41      43      238
                                     ---------------------------------

Net income                           $16,071 $13,918 $13,031  $43,020
                                     =================================

Net income per share:
    Basic                              $0.53   $0.47   $0.44    $1.44
                                     =================================

    Diluted                            $0.52   $0.46   $0.43    $1.41
                                     =================================

Weighted average shares outstanding:
    Basic                             30,064  29,890  29,707   29,886
                                     =================================

    Diluted                           32,202  32,010  31,820   32,011
                                     =================================
Reconciliation of Non-GAAP
  Financial Measures to GAAP:
Operating income before
   management fee                    $28,113 $26,872 $24,235  $79,220
Deduct:  management fee                2,836   2,438   2,284    7,558
                                     ---------------------------------
Operating income                     $25,277 $24,434 $21,951  $71,662
                                     ---------------------------------
Operating margin before
   management fee                       44.2%   44.6%   42.3%    43.8%
                                     ---------------------------------
Operating margin after
   Management fee                       39.8%   40.6%   38.4%    39.6%
                                     ---------------------------------

Table VI

                     GABELLI ASSET MANAGEMENT INC.
       CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL CONDITION
                            (In thousands)


                            December       September        September
                             31, 2003       30, 2003        30, 2004
                          --------------------------------------------
ASSETS                                      (unaudited)    (unaudited)

Cash and cash equivalents     $386,511        $425,849       $337,830
Investments                    295,411         243,010        340,928
Receivables                     39,667          31,386         51,369
Other assets                    14,922          15,439         14,196
                          --------------------------------------------

     Total assets             $736,511        $715,684       $744,323
                          ============================================

LIABILITIES AND
 STOCKHOLDERS' EQUITY

Compensation payable           $25,552         $27,291        $33,871
Income taxes payable            12,323           8,603          5,608
Accrued expenses and other
 liabilities                    27,900          27,042         20,504
                          --------------------------------------------
     Total operating
      liabilities               65,775          62,936         59,983
5.5% Senior notes (due May
 15, 2013)                     100,000         100,000        100,000
5% Convertible note
 (conversion price, $52
 per share; note due
 August 14, 2011)              100,000         100,000        100,000
Mandatory convertible
 securities (purchase
 contract settlement date,
 February 17, 2005; notes
 due February 17, 2007)         84,030          84,163         82,308
                          --------------------------------------------
     Total liabilities         349,805         347,099        342,291

Minority interest                8,395           7,967          5,916

Stockholders' equity           378,311         360,618        396,116
                          --------------------------------------------

Total liabilities and
 stockholders' equity         $736,511        $715,684       $744,323
                          ============================================




    CONTACT: Gabelli Asset Management Inc.
             Michael R. Anastasio, 914-921-5147
             www.gabelli.com